Exhibit 99.1

REPROS ANNOUNCES THE APPOINTMENT OF MR. PATRICK FOURTEAU AS CHAIRMAN OF THE BOARD

THE WOODLANDS, Texas, May 16, 2016 -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today announced that it has appointed Mr. Patrick Fourteau to its Board of Directors, where he will serve as Chairman of the Board.

Mr. Fourteau is a seasoned pharmaceutical industry executive having over 35 years of healthcare industry experience, with particular expertise in executing sales strategies for pharmaceutical products, product acquisitions, out-licensing and mergers and acquisitions. He is the President and CEO of New Haven Pharmaceuticals, Inc. He also serves as a member of the board of directors of Insys Therapeutics (NASDAQ: INSY).

Mr. Fourteau’s executive roles prior to joining New Haven Pharmaceuticals include President and CEO of Shionogi Pharma, Inc. (the US subsidiary of Shionogi & Co. Ltd. of Japan) from 2008 until 2010. Immediately prior, he was President and CEO of Sciele Pharma, the publicly traded specialty pharmaceutical company, during the period when Shionogi acquired Sciele Pharma in 2008 for $1.4 billion. He has held additional executive roles at inVentiv Health, St. Jude Medical Inc. and 19 years as VP of Pharmaceutical Operations for Lilly International.

Mr. Fourteau earned an MBA from Harvard University and both a B.A. and M.A. in mathematics from The University of California, Berkeley.

On accepting the position, Mr. Fourteau stated, “I am delighted to become chairman of Repros during this important period. In Proellex and enclomiphene, the Company has two assets whose potential commercial value must be carefully assessed. I intend to work with the Board in continuing to consider strategies and approaches that will provide Repros the best options to achieve value in the US and other major global markets, thereby enhancing shareholder value.”

Joseph Podolski, President and CEO of Repros commented, “The appointment of Mr. Fourteau as Chairman adds key skills to the Repros Board. We look forward to his input as we continue our efforts to drive shareholder value. I would also like to thank Nola Masterson for her service as Chair over the last several years, and look forward to continuing to work with her as a member of the Board.”

About Repros Therapeutics Inc.®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Forward-Looking Statements

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. These statements are based on assumptions that the Company has made in light of the Company’s experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the potential commercial value of Proellex and enclomiphene, and the Company’s potential to achieve shareholder value. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including risks that the FDA may not ultimately approve any of the Company’s product candidates, the risk that any marketing approvals, if granted, may have significant limitations on use, that even if a product candidate is ultimately approved, the Company may not be able to successfully commercialize the product candidate, risks relating to the Company’s ability to protect its intellectual property rights and such other risks as are identified in the Company’s most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company’s website at http://www.reprosrx.com.

CONTACT:	Investor Relations:

Thomas Hoffmann

The Trout Group

(646) 378-2931

thoffmann@troutgroup.com